LAKESIDE PLAZA

OFFICE LEASE AGREEMENT

LANDLORD:	**Lakeside IV, LLC**
TENANT:	**The Singing Machine Company, Inc.**
DATE:	**July 31, 2011**

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STANDARD FORM OF OFFICE LEASE FOR
LAKESIDE PLAZA OFFICE BUILDING

THIS LEASE is made as of the 31st day of July, 2011 between **LAKESIDE IV, LLC**, a Delaware limited liability corporation, as Landlord, and **THE SINGING MACHINE COMPANY, INC.**, a Delaware corporation, as Tenant.

WITNESSETH:

SUMMARY OF LEASE PROVISIONS

Section 1. - BASIC DATA. Certain fundamental provisions of this Lease are presented in this summary format in this Section (sometimes hereinafter referred to as the "Summary") to facilitate convenient reference by the parties hereto. All references in this Lease to the following terms shall be accorded the meanings or definitions given in this Section, as though such meaning or definition were fully set forth throughout the text hereof. This Section, together with the terms herein referenced, shall constitute an integral part of this Lease.

A.	Tenant's Trade Name (if any): Tenant's Tax ID#:	N/A 95-3795478
B.	Original Term: Anticipated Comm. Date: Expiration Date (see Section 3):	Sixty-four (64) months September 1, 2011 December 31, 2016
C.	Tenant's Suite No. (see Exhibit A):	Suite 2900
D.	Rentable Square Feet:	Approximately 4,021 square feet
E.	Initial Fixed Annual Rent: (see Section 9 and Exhibit D)	$56,294.00
F.	Proportionate Share of Costs: (see Section 12)	**3.369%**
G.	Security Deposit (see Section 37):	$7,840.95
H.	Permitted Use (see Section 5):	general office **purposes including office** administration
I.	Landlord's Notice Address:	Lakeside Plaza IV, LLC c/o Delma Properties, Inc. 80 Maiden Lane, Suite 2205 New York, NY 10038 Attn: Anthony Milelli <u>with a copy to:</u> Delma Realty Services III, LLC 6301 NW 5th Way, Suite 2650 Fort Lauderdale, Florida 33309 Attention: Jacqueline DuBose

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J.	Tenant's Notice Address: (see Section 36)	The Singing Machine Lakeside Plaza 6301 NW 5th Way, Suite 2900 Fort Lauderdale, Florida 33309
K.	Broker's Name and Address: (see Section 43)	BROKER: Re Landlord: Taylor & Mathis of Florida, LLC 3440 Hollywood Blvd., Suite 480 Hollywood, FL 33021 CO-BROKER: Re Tenant: NAI Merin Hunter Codman, Inc. 951 Yamato Road, Suite 102 Boca Raton, FL 33431
L.	Parking:	4 non-exclusive spaces in common with other tenants in building per 1,000 sq.ft. of leased space
M.	Guarantor (see Section 53): Guarantor's Address:	N/A
N.	Prepaid Rent (see Section 4):	$7,840.95 plus applicable sales tax

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STANDARD PROVISIONS OF LEASE

Section 2. - PREMISES. Subject to the rent, terms and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord certain office space in that building now existing or hereafter to be constructed and located at 6301 N.W. 5th Way, Ft. Lauderdale, Florida 33309, and generally known as the Lakeside Plaza office building (hereinafter called the "Building"), which office space is known or designated by the Suite number(s) specified in Summary paragraph C, and located approximately as shown on the site plan of premises annexed hereto as Exhibit A and made a part hereof, having an approximate area equal to the number of Rentable Square Feet specified in Summary paragraph D (which space is hereinafter called the "Premises").

Section 3. - TERM.

A. Tenant shall have and hold the Premises for a term commencing on the date determined in the manner provided in Subsection 3(B) below and expiring on the date specified in Summary paragraph B or unless such term shall sooner terminate as hereinafter provided. In the event that the Commencement Date occurs on a day that is not the first day of a calendar month, then the Expiration Date shall be the last day of the calendar month that is sixty-four (64) months following the month in which the Commencement Date occurs.

B. The term of this Lease (and Tenant's obligation to pay rent and all forms of additional rent due hereunder for all of the Premises unless otherwise set forth herein) shall, in the event the Premises is currently fully constructed, commence upon the anticipated Commencement Date specified in Summary paragraph B, or in the event the Premises is not currently fully constructed, upon whichever of the following dates shall first occur: (a) the date when Tenant shall take possession of the Premises or any portion thereof for the conduct of its business, or (b) if Landlord is to complete the total build-out of the Premises, the date when the Premises are Substantially Ready For Occupancy (as hereinafter defined), which date may be made earlier by the total number of days of delay, if any, by Tenant in complying with any of the provisions of Section 16 hereof regarding the delivery of plans and specifications for the Premises, or by Tenant interfering in any way with Landlord's completion of the improvements to the Premises, or (c) if Tenant is to complete the build-out of the Premises, ninety (90) days after Landlord has notified Tenant that Tenant may commence such build-out. Landlord shall, in accordance with the foregoing, fix the commencement date of the term of this Lease (the "Commencement Date"), and shall notify Tenant of the date so fixed. The Parties agree thereafter to execute a written memorandum in the form attached hereto and made a part hereof as Exhibit F confirming such Commencement Date as well as the expiration date of this Lease, which memorandum shall become a part of this Lease. The failure of the parties to execute such memorandum shall not affect the validity of the Commencement Date as fixed by the Landlord.

C. The Premises shall be deemed Substantially Ready For Occupancy on the date that a certificate of completion or equivalent instrument is issued with respect to the Premises by the County of Broward, Florida, notwithstanding that minor punch-list or insubstantial details of construction, decoration or mechanical adjustment remain to be performed.

D. If Landlord shall be unable to give possession of the Premises to Tenant on the anticipated Commencement Date because of the retention of possession by any occupant thereof, delay caused by any alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure.

Section 4. – PREPAID RENT. On or before the **full** execution **and delivery** of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth under Section 1, Paragraph N hereof, which shall be applied towards the next rent payment due under this Lease.

Section 5. - PERMITTED USE. It is understood that the Premises are to be used solely for the purposes set forth in Summary paragraph H and for no other purposes. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant shall, at its expense, duly procure and thereafter maintain such license or permit and shall at all times comply with the terms and conditions of same.

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The Tenant shall be open, operational and ready to conduct its business in the Premises on the Commencement Date.

Section 6. - TENANT'S COVENANTS AS TO USE AND OCCUPANCY.

(A) Tenant shall carry on its business on the Premises in a **professional** manner and shall not cause, permit or suffer to be done or exist upon the Premises anything which shall result in a danger, hazard or bring about a breach of any **material** provision of this Lease or any applicable Requirement (defined in Section 8 below).

(B) Tenant shall be prohibited from conducting any use, or making any modification, which would in any manner (i) violate any certificate of occupancy for the Premises or the Building, or similar governmental approval, (ii) cause structural injury to all or any part of the Premises or to any improvements constructed thereon, (iii) constitute a public or private nuisance; or (iv) violate building and zoning laws or deed restrictions.

(C) Tenant shall not use in the Premises any traveling or flashing lights or signs or any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without obtaining in each case prior written consent of Landlord. If Tenant uses any such equipment without receiving the prior written consent of Landlord, Landlord shall be entitled to remove such equipment without notice at any time and at the cost of Tenant payable as Additional Rent forthwith on demand. **Notwithstanding the foregoing, Tenant shall be allowed to display, demonstrate and test it's karaoke equipment at reasonable sound levels, for reasonable durations, during business hours, however, such reasonable sound levels and reasonable durations shall not disturb the Quiet Enjoyment of or hinder the conducting of business of any tenant adjacent to the Premises.**

(D) Tenant shall not burn any trash or garbage in or about the Premises or anywhere else in the Building, nor cause, permit or suffer upon the Premises or anywhere else in the Building any unusual or objectionable noises or odors or anything which may disturb the enjoyment of the Building and all the Common Areas and facilities thereof by other tenants, clients, customers and invitees of the Building, or any adjacent property owners.

(E) Tenant shall not overload any floor in the Premises, pursuant to engineering specifications, or local building codes, whichever is more restrictive, or any utility or service, or commit any act of waste or damage any part of the Premises. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which, in the opinion of Landlord, may be required under the circumstances, such reinforcing to be at Tenant's expense. Notwithstanding the foregoing, **Landlord represents that Tenant shall be allowed to place any equipment typically found in a modern office building (computers, printers, fax machines, furniture, file cabinets etc).**

(F) Tenant shall (i) ship and receive supplies, fixtures, equipment, furnishings, wares and merchandise only through the appropriate service and delivery facilities provided by Landlord, (ii) not park its trucks or other delivery vehicles or allow suppliers or others making deliveries to or receiving shipments from the Premises to park in the parking areas, except in those parts thereof as may from time to time be allocated by Landlord for such purpose.

(G) Tenant shall not cause, permit or suffer any act, occurrence, or series of acts or occurrences upon the Premises which shall cause the rate of insurance on the Premises and/or Building, or any part thereof, to be cancelled, result in an increase in the premiums for coverages of same or preclude the obtaining of such insurance.

Section 7. - MICROWAVE TRANSMISSION. Landlord shall have the absolute right to regulate any emission or transmission of microwaves, radioactive isotopes or other chemical or physical process which, in Landlord's opinion, is or can be detrimental to other tenants, clients, customers or invitees of the Building. If the Premises emits or transmits any of the foregoing, then Landlord shall have the right to deem this as harmful to the Building, in which event Tenant's conduct or permissive action shall be a nuisance, and Tenant, upon written notice from Landlord, shall immediately abate such conduct or activity, or, within fifteen (15) days of receiving notice

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from Landlord, demonstrate that no detrimental conduct exists, to the satisfaction of Landlord. Landlord shall also have the absolute right to charge rent for the installation and maintenance of transmission equipment.

Section 8. - REQUIREMENTS OF LAW

A. Tenant shall not do, and shall not permit persons within Tenant's control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any other zoning ordinances, and rules and regulations of governmental or quasi-governmental authorities having jurisdiction over the Premises or the Building (the "Requirements"). Tenant shall, at Tenant's sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the Broward County Building Code and the Americans With Disabilities Act of 1990 (the "ADA"), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with Tenant's use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises by Tenant, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or (ii) Tenant's particular use, manner of use or occupancy on behalf of Tenant of the Premises, or (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or persons within Tenant's control, or (v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA. Landlord's Work on Exhibit B shall be in compliance with ADA.

Notwithstanding anything contained in the Lease to the contrary, Landlord represents that it is currently making good faith efforts to bring the common areas into compliance with the requirements of Title III of the ADA. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons). Landlord and Tenant agree to indemnify the other for any costs, claims, damages, losses or expenses (including the costs of consulting and legal fees) arising out of the other's breaching its respective responsibilities for compliance with the ADA as required in this Lease. This indemnity shall survive the termination of this Lease.

B. **Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Building by Tenant, its agents, employees, contractors or invitees.** Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials" (which term shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements). Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the land on which the Building is located. Tenant shall indemnify and hold harmless Landlord, its officers, agents, successors and assigns ("Indemnities") from and against any loss, cost, damage, liability or expense (including **reasonable** attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or

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recommended of any Indemnities by any Governmental Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or persons within Tenant's control or the breach of this Lease by Tenant or persons within Tenant's control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease. **Landlord represents to the best of its actual knowledge that no hazardous substances are located in, on, or under the Building or the Premises.**

C. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises; Tenant shall give prompt notice thereof to Landlord.

D. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9. - FIXED ANNUAL RENT.

A. Tenant hereby covenants and agrees to pay to Landlord in lawful United States currency, together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises as set forth in Section 10, the Fixed Annual Rent specified in Summary paragraph E (as adjusted pursuant to Exhibit D attached hereto and by this reference made a part hereof) payable in equal monthly installments in advance, beginning on the Commencement Date and continuing on the first day of each and every calendar month thereafter during said term. All forms of rent due under this Lease shall be paid to Landlord, without demand, setoff or deduction whatsoever at its offices as specified in Summary paragraph I or at such other place as Landlord shall designate in writing to Tenant. In the event that the Commencement Date is not the first day of a month, Tenant shall pay the pro rata portion of the Fixed Annual Rent as well as all forms of additional rent due hereunder for said month.

B. Landlord shall have the same rights and remedies with respect to additional rent as with respect to Fixed Annual Rent. The term "Rent" is hereby defined to mean the Fixed Annual Rent and any additional rent or other sums payable by Tenant under this Lease. In the event that any payment due Landlord under this Lease shall not be paid **within five (5) days of when due**, a late charge of **five percent (5%)** of the delinquent sum may be charged by Landlord. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to **(0.83%) per month (10% percent per annum)** of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which is in addition to and not in lieu of the **five percent (5%)** late charge or any other remedy available to Landlord. In the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of Twenty-Five and 00/100 ($25.00) Dollars. Tenant recognizes and agrees that the aforesaid charges represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Building resulting from the events described, which costs are not contemplated or included in any rent or other charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this paragraph of this Lease shall be deemed to be additional rent due hereunder and shall become due with the next ensuing monthly payment of Fixed Annual Rent. **Notwithstanding anything to the contrary contained in this Section, Landlord agrees to waive imposition of such late charge on the first occasion in any twelve (12) month period provided the overdue payment is made within five (5) business days after Landlord gives Tenant written notice that the payment was not made when due.**

C. The term "Lease Year" as used herein shall mean consecutive twelve-month periods commencing on each January 1 during the term of this Lease. In the event that the term of this Lease commences on a day other than January 1, the first and last years shall be partial Lease Years and in such case the first Lease Year shall be deemed to commence on the Commencement Date and expire on December 31 next following, and the last Lease Year shall be deemed to commence on the last January 1 occurring during the term of this Lease and shall expire on the expiration date of this Lease.

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Section 10. - SALES AND USE TAX. Tenant hereby covenants and agrees to pay monthly to Landlord, as additional rent, any sales, use or other tax, or any imposition in lieu thereof (excluding State and/or Federal Income Tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of Florida, the County of Broward, or any political subdivision thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord.

Section 11. - REAL ESTATE TAXES AND ASSESSMENTS. Tenant shall pay as additional rent during the term of this Lease its Proportionate Share, as provided in Summary paragraph F of this Lease, of all ad valorem and real property taxes levied or assessed by any lawful authority against all of the real property which is now or hereafter becomes a part of the Lakeside Plaza office building, or Building Common Areas, and such other costs and fees incurred by Landlord in contesting or appealing any such taxes, assessments, or charges and/or negotiating with any such lawful authority with respect thereto. In the event any governmental authority having jurisdiction shall levy any general or special assessment against the real property which is now or hereafter becomes a part of the Lakeside Plaza office building for public betterments or improvements, or if the property upon which the Building or Building Common Areas are located are subject to assessment by any property owner's association, Tenant shall also pay to Landlord as additional rent its Proportionate Share of such assessments. Landlord shall have the option to take the benefit of any statute or ordinance permitting any such assessments for public betterments or improvements to be paid over a period of time, in which case Tenant shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the term of this Lease. Landlord shall estimate the taxes and assessments referred to in this Section and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. After the end of each Lease Year, Landlord shall furnish Tenant a statement of the actual Taxes and assessments, and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's Proportionate Share for such annual period.

Section 12. - TENANT TO BEAR PROPORTIONATE SHARE OF COMMON COSTS.

A. In each Lease Year or partial Lease Year, as defined herein, Tenant will pay to Landlord, in addition to all other Rent specified herein, and as additional rent, Tenant's Proportionate Share of the "Building Operating Costs", as hereinafter defined. For the purpose of this Section, the "Building Operating Costs" means the total cost and expense (as hereinafter defined) incurred in operating, managing, and maintaining and repairing the Building Common Areas, available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant. "Controllable Operating Costs" mean those Building Operating Costs other than Uncontrollable Operating Costs. "Uncontrollable Operating Costs" mean those Building Operating Costs that are subject to increases which are outside the Landlord's control. Uncontrollable Operating Costs will include, but not be limited to, any Building Operating Costs relating to insurance, utilities, security service expenses relating to an increase in the level of security provided to the Building, real estate taxes and assessments, management fees, or costs of providing services not previously provided in the Building provided that such services are reasonably comparable to similar services being customarily implemented in comparable office properties in the market. Landlord shall cap all Controllable Operating Cost **increases** at five percent (5%) per year on a cumulative basis compounded annually. The items and charges comprising Building Operating Costs shall specifically include, without limitation, gardening and landscaping, the cost of public liability, property damage and other insurance, repairs, line painting, paving and resurfacing, lighting, electricity, sewer and water allocable to the Building Common Areas, sign maintenance, Building advertising, music systems, sanitary control, pest control, removal of trash, rubbish, garbage and other refuse from the leasable areas of the Building and the Building Common Areas, reasonable operating reserves, janitorial services for the leasable areas of the Building and the Building Common Areas, service and maintenance agreements for the leasable areas of the Building and Building Common Areas, reasonable attorneys' and accountants' fees, and the cost of personnel, including management, administrative charge, necessary or convenient to implement the services specified in this Lease, with all employment and normal retirement benefits incident thereto, including without limitation, pension and medical and life insurance benefits, to direct parking and to police the Building Common Areas, including watchmen and security personnel, if such personnel are employed. Landlord shall have the right with regard to any and all management and maintenance obligations of Landlord under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of

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the obligations as Landlord shall deem proper, including entities in which Landlord may hold an ownership or other interest. The following costs and expenses are expressly excluded from Building Operating Costs:

1. Leasing commissions, rent concessions to Tenants, tenant improvements and advertising, **marketing and promotional** expenses;

2. Expenditures for capital improvements, except those which under generally accepted accounting principles are expenses or regarded as deferred expenses and except for capital expenditures required by law **or those intended to reduce Operating Costs**, in either of which cases the cost thereof shall be included in expenses for the calendar year in which the costs are incurred and subsequent years, appropriately allocated to such years on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than **the items useful life (in accordance with GAAP)**, with an interest factor equal to the prime rate of JP Morgan Chase Bank **(or similar rate if said rate is no longer published);**

3. Painting, redecorating or other work which Landlord performs for any tenant or prospective tenant of the Building other than painting, redecorating or other work which is standard for the Building Common Areas;

4. The cost of any items for which Landlord is actually reimbursed by insurance or otherwise actually compensated by parties other than tenants of the Building;

5. Cost of any special service specifically request by another tenant and furnished specifically to that tenant of the Building which Landlord does not provide to Tenant hereunder;

6. Depreciation **and amortization (except on any capital improvements and expenditures specifically allowed above);**

7. Interest on **and principal payments**, and amortization of, any mortgages, **deeds of trust, and any other debt costs** placed upon the Building by Landlord; **Costs associated with a sale or aborted sale or leasing or financing or aborted financing or refinancing of the Building;**

8. Costs and Expenses of enforcing leases against Tenants, including attorneys' fees; and

9. Penalties for the late payment of any Real Estate Taxes.

10. Any federal, state, or local tax based upon Landlord's net income, and any franchise, gift, transfer, recordation, excise, or inheritance tax, and any tax imposed upon or in connection with a sale of the Land or Building;

11. Salaries, bonuses, or benefits for any employees, officers, supervisors, management and leasing agents of Landlord who do not provide services to or for the Building; provided, however, to the extent that employees of Landlord or employees of Landlord's affiliates are not assigned exclusively to the Building, then Operating Costs shall include only the portion of their salaries, bonuses, benefits and other personnel costs that Landlord reasonably allocates to the Building;

12. Costs of organizing and maintaining Landlord's existence as a corporation, partnership, limited liability company or other entity, including Landlord's general corporate overhead and administrative expenses;

13. Costs arising from Landlord's charitable or political contributions;

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Landlord shall not recover more than 100% of the Operating Costs actually incurred by Landlord.

Where possible and at Landlords sole discretion, Operating Costs shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once.

B. Tenant shall be informed as to Tenant's Proportionate Share of the Building Operating Costs which shall be based upon a best estimate thereof, and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. After the end of each Lease Year, Landlord shall furnish Tenant, a **detailed** statement of the actual Building Operating Costs **taking into account Tenant's cap and the exclusions herein**. Tenant shall have fifteen (15) days from receipt of such statement to review same and to submit to Landlord in writing any objections of Tenant thereto. If no written objections are received by Landlord within said fifteen (15) day period, such statement shall be conclusively deemed to be correct as between the parties, and there shall be an adjustment with payment by or refund or credit to Tenant, as the case may require, to the end that Tenant shall bear the entire amount of Tenant's Proportionate Share for such period but not in excess thereof. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Building Operating Costs in the amounts and times as set forth herein, notwithstanding the expiration or earlier termination of this Lease. Tenant acknowledges that Building Operating Costs or any item or component of assessment or charge thereunder may be made or assessed by either Landlord and/or the owner or other entity controlling the Building Common Areas, and Tenant shall pay such charge to the party making such assessment.

C. If during the Term the Building is not substantially occupied (which shall mean occupancy of ninety-five percent (95%) of the square feet of rentable area of commercial office space in the Building), or if by reason of partial operation of the Building all variable Building Operating Costs for a calendar year (including a partial year) have not been incurred, variable Building Operating Costs shall be adjusted for that year to an amount which Landlord estimates, in Landlord's reasonable judgment, would have been incurred had the Building been substantially occupied and in full operation during that year. The statement of Building Operating Costs shall indicate the occupancy percentage of the Building by month. By way of example and not limitation, variable Building Operating Costs include **(such items that vary based on occupancy and not fixed expenses)** utilities, supplies, trash removal, janitorial services, repairs and extermination.

Section 13. - USE OF BUILDING COMMON AREAS. The use and occupation by Tenant of the Premises shall include the nonexclusive use, in common with others entitled thereto, of the Building Common Areas, subject, however, to the terms and conditions of this Lease and the rules and regulations for the use thereof as prescribed from time to time by Landlord. As used herein, the term "Building Common Areas" shall mean the areas, building systems and facilities serving the Building or utilized in connection therewith, as determined by Landlord, whether or not located directly on, within or under the Building, which areas and facilities may include, without limitation, internal malls, sidewalks and plazas, exhibit areas, storage and mechanical areas, janitor rooms, mailrooms, telephone areas, elevators, stairways, lobbies, waiting areas, truck and receiving areas, loading docks, driveways, parking facilities, corridors and other areas for the nonexclusive use of Tenants, and agents, employees, customers and invitees of Tenants as such areas now exist or as may hereafter be constructed for the benefit of or as a part of the Building, and other facilities as may be designated from time to time by Landlord. All Building Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations as Landlord may in its sole discretion deem proper, pertaining to the proper operation and maintenance of the Building Common Areas.

Section 14. - LICENSE TO USE COMMON AREAS. All Building Common Areas, as constituted from time to time, which Tenant may be permitted to use and occupy, are to be used and occupied under a license, revocable upon a **material** default **which remains uncured** by Tenant under this Lease, and if such license be revoked, or if the amount of such areas be temporarily closed or permanently diminished, Tenant shall not be entitled to any compensation, damages, or diminution or abatement of rent, nor shall such revocation or diminution of such area be deemed a constructive or actual eviction.

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Section 15. - NAME OF BUILDING. Landlord may adopt any name for the Building and reserves the right to change the name and/or address of the Building at any time, in its absolute and sole discretion.

Section 16. - CONSTRUCTION OF PREMISES.

A. Landlord agrees that it will supply, at its own expense, its standard office space, as more particularly described and set forth on Exhibit B annexed hereto and made a part hereof ("Landlord's Work").

B. Tenant agrees to perform, at its own cost and expense, all work other than Landlord's Work, including without limitation that work, as particularly described in Exhibit E annexed hereto ("Tenant's Work"), which is necessary to make the Premises conform with Tenant's plans as approved by Landlord. Within thirty (30) days after the execution of this Lease **(if applicable)**, Tenant shall furnish to Landlord, for Landlord's written approval, plans and specifications for the Tenant's Work, showing a layout, lighting plan, fixturing plan, interior finish and material samples, and any work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical part of the Premises or the Building. Failure to provide same within said thirty (30) day period shall constitute a default by Tenant under this Lease. Design elements as aforesaid will be displayed in color renderings in such detail as may be sufficient for Landlord's needs. It is the purpose of this requirement that Tenant's Premises be fixtured, designed and laid out so as not to be a detriment to the other tenants in the Building and that Tenant's Work shall not be detrimental to the Building or other tenants therein, and Landlord's approval of the plans and specifications as aforesaid for Tenant's Work shall be at the Landlord's sole discretion. Tenant agrees and acknowledges that all Tenant's Work, improvements, alterations or additions performed by Tenant (hereinafter collectively "Alterations") whether pursuant to this Section or otherwise, shall be carried out in compliance with all Requirements and is performed and accomplished solely for the benefit and convenience of Tenant, and not for the benefit of Landlord, such Alterations being nevertheless subject to each and every of the provisions of this Lease. Tenant shall have no obligation to remove any work existing in the Premises as of the Commencement Date.

Section 17. - CONDITION OF PREMISES. Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Premises, nor shall Landlord be required to conduct any Alteration or improvement to the Premises, except as expressly set forth in Exhibit B attached hereto ("Landlord's Work"). In the event that Landlord's Work as provided in Exhibit B has been completed, or in the event that no work is required of Landlord hereunder, Tenant expressly acknowledges that it has inspected the Premises and is fully familiar with the condition thereof, and Tenant agrees to accept the Premises in its "as-is" condition **subject to punch list items and latent defects. Notwithstanding the foregoing, Landlord shall deliver the Premises in accordance with all applicable codes.**

Section 18. - ALTERATIONS. Tenant shall make no decorations, additions, improvements or other Alterations in the Premises, without the prior written consent of Landlord, and then only at its sole cost and expense and by contractors or mechanics and in such manner and with such materials as may be approved by Landlord **which approval shall not be unreasonable withheld for alterations costs less than $15,000 and those that do not impact the Building systems.** All decorations, additions, improvements or other Alterations to the Premises, except movable office furniture, and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord upon the installation thereof, and shall be surrendered with the Premises at the expiration of this Lease. If requested by Tenant in writing, Landlord shall designate at the time of its approval of any request by Tenant for permission to make Alterations, additions or improvements to the Premises, those items for which Landlord reserves the right to require Tenant to remove upon the expiration or sooner termination of the term of this Lease. Any such designation shall be in Landlord's sole discretion, based upon its reasonable judgment as to the probable effect of such Alteration, addition or improvement upon Landlord's ability to freely re-let the Premises upon the expiration or sooner termination of the term of this Lease. If required by Landlord in accordance with the foregoing, any such Alteration, addition or improvement to the Premises shall be removed at Tenant's expense upon the expiration or sooner termination of the term of this Lease and Tenant, at its expense, shall also repair any damage to the Premises caused by such removal and restore the Premises to Building standard. **At lease expiration, Tenant shall remove all cabling and wiring in the ceiling plenum at its cost and expense only if said cabling and wiring was initially installed by Tenant.**

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Section 19. - LIENS. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes. Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or Alteration or the delivery of any materials, written and unconditional waivers of contractors' liens with respect to the Premises or the Building for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Premises. Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within ten (10) days after Tenant's having received notice thereof. In the event that Tenant falls to satisfy or transfer to bond such claim of lien within said ten (10) day period, Landlord may do so and thereafter charge Tenant as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including **reasonable** attorneys fees and an administrative charge not exceeding **ten percent (10%)** of all sums incurred by Landlord in the satisfaction or transfer of such claim. Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage to and loss incurred by Landlord as a result of any such contractor's claim of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord's sole discretion be recorded in the Public Records of Broward County for the purpose of protecting Landlord's estate from contractors' Claims of Lien, as provided in Chapter 713.10, Florida Statutes. In the event such short form or memorandum of this Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument in recordable form terminating Tenant's interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration or earlier termination of the term of this Lease. The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any Contractor's Claim of Lien, as provided in this Section. This Section shall survive the termination of this Lease.

Section 20. - CHANGES TO BUILDING AND BUILDING COMMON AREAS. Landlord hereby reserves the right, at any time, to perform maintenance operations and to make repairs, alterations, additions or reductions to, and to build additional stories on, the Building and the Building Common Areas and to construct buildings adjoining the same. Landlord also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction.

Section 21. - REPAIRS.

A. Landlord shall maintain in good and operational condition the foundation and all structural portions of the Building. Landlord shall also maintain and repair as necessary the roof and exterior walls of the Building. All repair obligations of Landlord hereunder shall be deemed a component of Building Operating Costs.

B. Tenant shall not suffer any damage, waste or deterioration to occur to the Premises and shall maintain the Premises and the fixtures and appurtenances therein in good and sightly condition, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees. If Tenant fails to make such repairs promptly, Landlord may, at its option, and after notice to Tenant, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as additional rent. The exterior walls of the Building, the windows and the portions of all window sills outside same are not part of the Premises and Landlord hereby reserves all rights to such parts of the Building.

Section 22. - EMINENT DOMAIN.

A. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding (the "Taking Date") and all rentals

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and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

B. If less than the whole but more than twenty-five percent (25%) of the Premises, or more than fifty percent (50%) component of the Building, or more than fifty percent (50%) of the Total Rentable Area of the office component of the Building shall be taken under eminent domain, or sold to public authority under threat or in lieu of such a taking, Tenant shall have the right upon notice to Landlord within ten (10) days after the Taking Date either to terminate this Lease as of the Taking Date, or, subject to Landlord's right of termination as set forth in Subsection 22D below, to continue in possession of the remainder of the Premises. In the event Tenant elects to remain in possession, all of the terms of this Lease shall continue in effect, except that as of the Taking Date, Initial Rent and other charges payable by Tenant shall be reduced in proportion to the floor area of the Premises taken. Landlord shall, at its cost, but only to the extent of net proceeds of condemnation received by Landlord, make all necessary repairs or alterations within the scope of Landlord's Work and Landlord's duties under Section 16A hereof, so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's cost, shall be obligated to perform all of Tenant's Work and Tenant's duties under Section 16B and otherwise restore the Premises and Tenant's Trade Fixtures.

C. If twenty-five percent (25%) or less of the Premises shall be so taken, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of Rent due Landlord of any Rent or charges paid for a period subsequent to the Taking Date. Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. Landlord shall, at its expense, but only to the extent of net proceeds of condemnation received by Landlord, make all necessary repairs or alterations within the scope of Landlord's Work so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's expense, shall be obligated to perform all of Tenant's Work and otherwise restore the Premises and Tenant's trade fixtures.

D. If more than twenty percent (20%) of (i) the area of that portion of Common Areas serving the office component of the Building, (ii) the Total Rentable Area of the office component of the Building, or (iii) the Premises shall be taken under power of eminent domain, or sold to public authority under the threat or in lieu of such a taking, Landlord may, by notice to Tenant delivered on or before the thirtieth (30th) day following the Taking Date, terminate this lease as of the Taking Date. Rent and other charges shall be paid up to the Taking Date, with an appropriate refund by Landlord of any Rent paid for a period subsequent thereto.

E. In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment from the Premises. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Section.

Section 23. - DAMAGE AND DESTRUCTION.

A. If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant hereto, and the Fixed Annual Rent and additional rent payable by Tenant hereunder shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall at its own expense cause the damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant hereto,

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and the Fixed Annual Rent meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable, until the Premises has been restored to the extent required to be restored by Landlord as required hereby. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of the Landlord's original obligation to construct pursuant hereto, and the Fixed Annual Rent meanwhile shall be abated in whole, until the Premises has been restored to the extent required to be restored by Landlord as required hereby, except that Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this Section shall be construed to permit the abatement in whole or in part of additional rent, including without limitation charges for Building Operating Costs and real estate taxes attributable to any period during which the Premises shall be in untenantable condition, nor shall there be any abatement in additional rent nor the Fixed Annual Rent if such damage is caused by an act or omission of Tenant.

B. In the event that twenty (20%) percent or more of the Rentable Square Feet of the Building shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

C. If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds ten percent (10%) of the Fixed Annual Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. If Landlord shall not so elect to terminate this Lease, the repair of such damage shall be governed by other provisions of this Section.

D. In the event of any reconstruction of the Premises under this Section, Landlord's obligation with regard to said reconstruction shall be only to the extent of Landlord's original obligation to construct the Premises pursuant to this Lease. Tenant, at its sole cost and expense, shall be responsible for all repairs and restorations in excess of that required of Landlord, such that the Premises shall be restored to its improved condition prior to such destruction. Tenant shall additionally be responsible for the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment, and stock in trade promptly upon redelivery to it of possession of the Premises and shall diligently prosecute such installation to completion.

E. Upon any termination of this Lease under any of the provisions of this Section, each party shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord except for items which have theretofore accrued and are then unpaid and for such of the other obligations of Tenant as are expressly provided herein to survive the termination of this Lease, for which Tenant shall remain liable to Landlord.

Section 24. - QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant's paying on a monthly installment basis the Fixed Annual Rent and any additional rent required hereunder and performing all of the other covenants herein on its part to be performed, Tenant shall and may peaceably and quietly hold and enjoy the Premises without hinderance by Landlord or persons claiming through or under Landlord, subject to the terms, covenants and conditions of this Lease and all existing or future underlying leases or mortgages encumbering the Building.

Section 25. - RIGHT OF ENTRY. Landlord and Landlord's agents shall have the right to enter the Premises **with prior reasonably notice except in the case of an emergency (emergency accessibility to be determined by Landlord in its sole discretion)** to examine the same, and to show them to prospective purchasers, lenders or Tenants of the Building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that

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may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented from operating in the Premises in whole or in part, in which event Fixed Annual Rent shall be proportionately abated during said period. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or the Building or any part thereof, except as otherwise herein specifically provided.

Section 26. - SERVICES AND UTILITIES

A. Landlord covenants that it will, **consistent with other similar buildings in the area**, during the normal business hours for the Building, as defined in Exhibit C- Rules and Regulations, furnish to the Premises elevator service, electricity, **adequate** air conditioning and heating, and water for lavatory purposes. Additionally, Landlord will provide janitorial service for the Premises and Building Common Areas and will cause the Building Common Areas to be cleaned and generally maintained. Tenant shall pay unto Landlord, as additional rent, all costs incurred **(if any)** by Landlord in providing any building services for Tenant at times other than the normal operating hours of the Building, as determined from time to time by Landlord, and the costs of any modification to any building utility or service system necessary to accommodate the Tenant. Notwithstanding the aforesaid, Landlord shall in no manner be required to make any alteration to any service or utility system of the Building on behalf of Tenant. Landlord shall not be liable for temporary failure of services, and same shall not be deemed to constitute an actual or constructive eviction, nor entitle Tenant to any abatement or diminution in rent payable under this Lease. Landlord shall not be required to furnish such services to Tenant so long as Tenant is in default of its obligations under this Lease. **Notwithstanding anything contained in Section 26 to the contrary, if any interruption of utilities or services shall continue for more than three (3) consecutive business days and shall render the entire Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy the Premises, then all Base Rent and additional rent payable hereunder with respect to the entire Premises shall be abated retroactively to the first (1st) business day of such interruption and such abatement shall continue until full use of the Premises is restored to Tenant.**

B. Tenant shall pay to Landlord, or directly to the utility provider if requested by Landlord, all costs of providing any utility services, including, without limitation, gas, electricity, water, cable television, and any other utilities applicable to the Premises **and the calculation of Additional Rent shall be adjusted accordingly**. In the event that any utility to the Premises shall not be separately metered, Landlord shall apportion the cost of such utility among the various Tenants served thereby on either a square footage basis (based upon the proportion of Rentable Square Feet of the Premises as to the Rentable Square Feet of the areas of the Building served by the utility) or based upon the intensity of use by Tenant, such basis to be determined by Landlord in its sole discretion **and consistently applied to all tenants**. In the event of such apportionment, Tenant shall pay to Landlord monthly, as additional rent, Tenant's portion of the cost of such utility, within three (3) days of receipt of a statement from Landlord therefor. In no event shall Landlord be liable for an interruption or failure in the supply, quality or quantity of any utilities within the Premises or Building, and same shall in no manner constitute an actual or constructive eviction of Tenant, nor entitle Tenant to any abatement of any Rent under this Lease.

C. Tenant covenants and agrees that at all times its use of electric current shall **be consistent with other tenants in the Building** and shall not exceed the capacity of existing feeders to the Building or the Building risers or wiring installation. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, computers, printers, copiers and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent.

Section 27. - EXCUSE OF LANDLORD'S PERFORMANCE. Anything in this Lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government

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regulations or controls, inability to obtain any material, utilities, or service, through Act of God or other cause beyond the control of Landlord .

Section 28. - ASSIGNMENT OR SUBLETTING.

A. Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Premises, without the prior written consent of Landlord in each instance **which consent shall not be unreasonably withheld conditioned or delayed**. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this provision shall be void ab initio. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is understood that Landlord may refuse to grant consent to any assignment or subletting by Tenant with or without cause and without stating in its refusal to grant such consent the reasons for which it refuses to grant such consent and may not, under any circumstances, be required or compelled to grant such consent. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. Tenant shall pay to Landlord fifty percent (50%) of any positive difference between any rent or other amounts payable under any sublease or assignment to which Landlord grants its consent hereunder, and the Fixed Annual Rent and Additional Rent payable hereunder.

This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary, and a prohibition against any encumbrance of all and any part of Tenant's leasehold interest. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof or any rents or other sums to be paid hereunder. Tenant acknowledges and agrees that any and all right and interest of Landlord in and to the Premises, the Building and the Property, and all right and interest of Landlord in this Lease, may be conveyed, assigned or encumbered at the sole discretion of Landlord at any time.

B. If the Tenant is a corporation whose shares are not publicly traded or is a partnership, if there shall be any change in the ownership of and/or power to vote the controlling interest of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, such change in ownership interest shall constitute an assignment of this Lease subject to Landlord's consent as above provided.

C. Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use occupancy or utilization of any part of the Premises.

Section 29. - DEFAULT. (i) If Tenant shall default in the payment of the Fixed Annual Rent, any additional rent or any other sums payable by Tenant herein when due **beyond any applicable notice and cure period**, and such default shall continue for a period of three (3) days after notice, or (ii) if Tenant shall default in the performance of any nonmonetary covenants or agreements of this Lease and said default shall continue for twenty (20) days after written notice thereof, or in the event that the default be of such a nature as cannot with diligent effort be cured within said twenty (20) day period, if Tenant shall not commence to cure within said period and diligently prosecute remedial efforts to completion within a reasonable time thereafter, not to exceed sixty (60) days, (iii) if Tenant should become bankrupt or insolvent or any debtor proceedings be taken by or against Tenant or (iv) if Tenant shall abandon or vacate the Premises prior to the expiration of the term of this Lease, then and in addition to any and all other legal remedies and rights available to Landlord at law or in equity, Landlord may **during the continuing existence of such Default**:

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A. Declare the entire balance of all forms of Rent due hereunder for the remainder of the term of this Lease to be due and payable and may collect the same by distress or otherwise;

B. Terminate this Lease and any right of renewal thereof, and retake possession of the Premises;

C. Without terminating this Lease, re-enter and re-let the Premises, or any part thereof, **in accordance with** legal process, as the agent and for the account of Tenant, upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Premises, reasonable attorney's fees, any real estate commissions paid **(attributable through the balance of Tenant's Term)**, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency immediately **within five days receipt of a written invoice** therefor, notwithstanding Landlord may have received periodic rental in excess of the periodic rental stipulated in this Lease in previous or subsequent rental periods, and Landlord may bring an action therefor as such deficiency shall arise, or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be due and payable by Tenant **within five days receipt of a written invoice.** Nothing herein, however, shall be construed to require Landlord to re-enter and re-let in any event. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Premises in excess of the rent provided in this Lease.

D. If any Event of Default occurs, Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of Tenant's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts. Tenant shall, upon execution of this Lease and promptly thereafter from time to time, give Landlord notice of any leased personal property brought onto the Premises.

E. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

F. In the event of a breach or threatened breach of any covenant of this Lease, Landlord shall have the right of injunction. Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity.

G. If Tenant shall default in the performance of any provision of this Lease on Tenant's part to be performed, Landlord may perform the same for the account of Tenant and Tenant shall promptly reimburse Landlord for any expense incurred therefor, which expenses shall be deemed to be additional rent.

In the event of a Tenant default, Landlord shall use reasonable efforts to mitigate damages.

Section 30. - LEGAL EXPENSES. In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fee as shall be charged by Landlord's attorney for such services. Should suit be brought for the recovery of possession of the Premises, or for rent or any other sum due Landlord under this Lease, or because of the default of any of Tenant's covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including reasonable attorneys' fees.

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Section 31. - INSURANCE.

A. Tenant agrees to maintain, throughout the Term (and any other period when Tenant is in possession of the Premises), at Tenant's sole cost and expense, the following insurance:

(i) Comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Tenant enters into possession and during the term of this Lease. Such insurance shall be with limits of not less than One Million Dollars ($1,000,000).00) per occurrence, Two Million Dollars ($2,000,000.00) in the aggregate insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto;

(ii) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements; and

(iii) Any other form of insurance which Tenant, Landlord, or any mortgagee of the Premises, acting reasonably, shall require from time to time, in form, in amounts and for risks against which a prudent Tenant would insure.

B. Any insurance policies required hereunder shall name Landlord and Landlord's property manager as additional insureds and shall provide that they may not be modified or terminated without thirty (30) days advance notice to Landlord. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under policies issued by insurers permitted to do business in the State of Florida and rated in Best's Insurance Guide, or any successor thereto (or, if there be none, an organization having national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". Tenant shall furnish to Landlord within thirty (30) days from the date hereof evidence of such insurance coverage by way of either a certified, true copy of the actual insurance policy and any amendments and endorsements thereto or a certificate of insurance clearly evidencing each of the coverages and provisions set forth in this paragraph. Upon Tenant's default in obtaining or delivering the policy or certificate for any such insurance or Tenant's failure to pay the charges therefor, Landlord may procure or pay the charges for any such policy or policies and charge the Tenant therefor as additional rent. The limits of insurance specified in this Section may be adjusted upward by Landlord in the event that Landlord shall determine that because of: (i) the lapse of time, (ii) any unexpected rates of inflation, (iii) the size of the Premises, (iv) the use of the Premises by Tenant or (v) for any reason similar to those specified in clauses (i) through (iv) immediately above in this paragraph, the limits specified offer inadequate protection to Landlord.

C. Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering all Alterations made by or on behalf of Tenant (including without limitation all Tenant's Work) and Tenant's fixtures and equipment located on the Premises, in an amount not less than their full replacement value, providing protection against any peril included within the standard classification of "All Risk Coverage," together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Alterations, fixtures and equipment so insured.

D. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant's workers' compensation insurance carrier, against Landlord or Tenant, whichever the case may be.

E. Tenant at its expense shall comply with all requirements of the Landlord's casualty insurer, and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant's use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. The fact that the Premises are being used for

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the purposes set forth in Summary paragraph H hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

Section 32. - INDEMNIFICATION OF LANDLORD. Tenant shall not do or permit any act or thing to be done in, on or about the Premises or the Building that may subject Landlord to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect the Landlord fully against any such liability and responsibility. **Except to the extent of Landlord's negligence or willful misconduct,** Tenant shall indemnify and save harmless the Landlord from and against (a) all claims of whatever nature against the Landlord arising from any act, omission or negligence of Tenant or persons within Tenant's control, (b) all claims against the Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises, (c) all claims against the Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Premises or Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or persons within Tenant's control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant, including, but not limited to the ADA. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

If any claim, action or proceeding is made or brought against the Landlord, against which claim, action or proceeding Tenant is obligated to indemnify Landlord pursuant to the terms of this Lease, then, upon demand by the Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord's name, if necessary, by such attorneys as the Landlord may select, including, without limitation, attorneys for the Landlord's insurer. Notwithstanding the foregoing, if such attorneys shall be defending both Tenant or any persons within Tenant's control and Landlord, the Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding, and Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Section 33. - LOSS AND DAMAGE. Landlord shall not be responsible for any damage to any property of Tenant (including without limitation appliances, equipment, machinery, stock, inventory, fixtures, furniture, improvements, displays, decorations, carpeting and painting) or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons on the Premises, occupants of the Building or of adjacent property, the public, or caused by operations or construction of any private, public or quasi-public works. Landlord shall not be liable for any latent defect in the Premises or in the Building. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant's insurance carriers.

Section 34. - END OF TERM. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty. At lease expiration, Tenant shall remove all personal property regardless of whether Tenant or Landlord paid for the cost of same, at Tenant's sole cost and expense. Tenant shall indemnify, defend and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay **(provide Tenant is informed in writing about any such claim made by any succeeding tenant)**. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the Fixed Annual Rent theretofore payable hereunder, and accurate measurement will be impossible. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the date of the expiration or sooner termination of this Lease, then, unless

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Landlord shall have consented to Tenant's holding over, Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month prorated on a daily basis, during which Tenant holds over in the Premises after expiration or termination of the term of this Lease without consent, a sum equal to **one and one-half times** the Fixed Annual Rent and additional rent which was payable per month under this Lease during the last month of the terms thereof. Any personal property remaining in the Premises after the expiration or sooner termination of the term of this Lease shall be deemed to be abandoned property at the option of Landlord. The aforesaid provision of this Section shall survive the expiration or sooner termination of this Lease.

Section 35. - SIGNS. Tenant shall not place any signs or other advertising matter or material on the exterior of the Building or in any portion of the interior of the Premises which is visible beyond the Premises, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. Any lettering or signs placed on the interior of said Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character and description first approved by Landlord. Building Standard directory and suite entrance signage will be provided at Landlord's expense.

Section 36. - NOTICES. All notices, demands or other writings in this Lease provided to be given, made or sent by either party hereto to the other shall be deemed to have been fully given, if made in writing and delivered in person or by public courier or deposited in the United States mall certified or registered, return receipt requested and postage prepaid and addressed to the parties at their respective notice addresses as set forth in Summary paragraphs I and J **or sent via a nationally recognized overnight delivery company**. The address to which any notice, demand or other writing may be given, made or sent to either party may be changed by written notice given by such party as above provided.

Section 37. - SECURITY DEPOSIT. Tenant, simultaneously with the execution of this Lease, has deposited with Landlord as a Security Deposit the sum shown in Summary paragraph G of this Lease. Said Security Deposit shall be held by Landlord. Said Security Deposit may be commingled with other funds of Landlord, and Landlord shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may, at the option of Landlord **and after providing written notice to Tenant**, appropriate and apply all or any portion of said Security Deposit to the payment of any such overdue rent or other sum. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply said Security Deposit, or so much thereof as Landlord may deem necessary, to compensate Landlord for all loss or damage sustained or suffered by Landlord due to such default or failure on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Fixed Annual Rent or additional rent or other sums due and payable by Tenant hereunder, then Tenant shall, upon the demand of Landlord, immediately remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a default of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the Fixed Annual Rent and additional rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said Security Deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination hereof. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit. No mortgagee acquiring title to the Premises by foreclosure or deed in lieu of foreclosure shall be responsible for the return of any Security Deposit not received by it.

Section 38. - NON-WAIVER. No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or of any other covenant or condition of this Lease. Any such waiver must be in writing and signed by the party granting the waiver. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant's claim and shall have had a reasonable opportunity to remedy such claim.

Section 39. - SUBORDINATION AND ATTORNMENT. Tenant hereby subordinates its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing,

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now or hereafter in force against the property and Building of which the Premises are a part and any buildings hereafter placed upon the Property of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Tenant agrees upon request of Landlord, from time to time, to promptly execute and deliver any and all documents evidencing such subordination, and failure to do so shall constitute a default under this Lease. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Landlord covering the Premises, or in the event a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Landlord under this Lease.

Section 40. - ESTOPPEL CERTIFICATES. From time to time, Tenant, within ten (10) days after written request by Landlord, will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modification, that the same is in full force and effect as modified and stating the modification), the dates to which the Rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and such additional information as any mortgagee or purchaser of the Building may require.

Section 41. - RELOCATION AND REMOVAL OF TENANT. Landlord shall have the absolute right, at any time upon not less than **ninety (90) days** written notice to Tenant, to relocate Tenant into other **comparable** space **(including, if such space is available and at Landlord's sole discretion, comparable glass line, views, finishes, elevator lobby access etc.)** within the Building. Upon such relocation, such new space shall be deemed the Premises and the prior space originally demised shall in all respects be released from the effect of this Lease. If Landlord elects to relocate Tenant as above described, (i) the new space shall contain approximately the same as, or greater usable area than the original space, but in no event shall Tenant be obligated to pay for a greater usable area than the original space, (ii) Landlord shall improve the new space, at Landlord's sole cost, to at least the standards of the original space prior to such relocation, (iii) Landlord shall pay the reasonable costs of moving Tenant's trade fixtures and furnishings from the original space to the new space **and reconnecting Tenant's standard office equipment**, (iv) as total compensation for all other costs, expenses and damages which Tenant may suffer in connection with the relocation, including but not limited to lost profit or business interruption, no Initial Rent, Additional Rent or Tenant's Proportionate Share of Operating Costs shall be due or payable for the first full calendar month of Tenant's occupancy of the new space, and Landlord shall not be liable for any further indirect or special expenses of Tenant resulting from the relocation, (v) Initial Rent, Tenant's Proportionate Share of Operating Costs and all other charges hereunder shall be the same for the new space as for the original space, notwithstanding that the new space may be larger than the original space, and (vi) all other terms of this lease shall apply to the new space as the Premises, except as otherwise provided in this Section.

Section 42. - RULES AND REGULATIONS. Tenant agrees to fully comply with all rules and regulations shown in Exhibit C attached hereto and by this reference incorporated herein. Landlord shall have the right from time to time to prescribe additional rules and regulations, which in its judgment may be desirable for the use, entry, operation and management of the Premises and the Building, each of which rules and regulations shall be deemed incorporated herein and made a part hereof by this reference **and any such modifications shall be provided to Tenant in writing and consistently applied.**

Section 43. - BROKER. Tenant represents and warrants that it neither consulted, nor negotiated with, any broker or finder with respect to the Premises other than as may be listed in Summary paragraph K (hereinafter referred to as the "Broker"). Tenant agrees to Indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone, other than Broker, with whom Tenant has dealt in connection with the Premises or this Lease. Landlord agrees to pay any commission or fee owing to Broker.

Section 44. - NO RECORDING. Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord.

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Section 45. - PARKING. Tenant shall be authorized to use four (4) non exclusive parking spaces per 1,000 square feet of leased premises in the parking lot adjacent to the Building, as set forth in Summary paragraph L. Usage by Tenant of such parking spaces shall be subject to such reasonable rules and regulations applicable thereto as Landlord may prescribe. Usage of all non-reserved parking spaces shall be on a first-come, first-served basis. Landlord shall not be liable for any loss, damage, theft or injury occurring to person or property within the parking areas of the Building Common Areas.

Section 46. - CONSTRUCTION OF LANGUAGE. The terms "Lease", "Lease Agreement" or "Agreement" shall be inclusive of each other, and shall include renewals, extensions or modifications of this Lease. The Section headings and titles are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

Section 47. - LANDLORD'S CONSENT. Any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole **and reasonably** discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any declaratory judgment.

Section 48. - LIABILITY OF LANDLORD. Tenant shall look solely to the estate and property of Landlord in the land and building improvements comprising the Building for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease. The word "Landlord" as used in this Lease shall mean only the owner from time to time of Landlord's interest in this Lease, the event of any assignment of Landlord's interest in this lease, the assignor shall not longer be liable for the performance or observation of any agreements or conditions on the part of Landlord to be performed or observed.

Section 49. - TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 50. - ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or by law. No acceptance of any Rent by Landlord shall constitute a waiver by Landlord of any prior or subsequent default of Tenant, notwithstanding any knowledge of such default by Landlord at the time of receipt of such Rent.

Section 51. - ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto and forming a part thereof as if fully set forth herein, constitute all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. Neither Landlord nor Landlord's agents have made nor shall be bound to any representations with respect to the Premises or the Building except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section 52. - AMENDMENT. Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rental paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant's payment obligations or other liability under this Lease nor reduce Landlord's obligations hereunder.

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Section 53. GUARANTY. INTENTIONALLY DELETED.

Section 54. - RADON DISCLOSURE. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given:

> RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

Section 55. - WAIVERS BY TENANT. Tenant expressly waives all of the following: (a) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (c) any rights it may have in the selection of venue in the event of suit by or against Landlord, it being understood that the venue of such suit shall be in Broward County, Florida.

Section 56. - WAIVER OF JURY TRIAL. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary procedure against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such procedure (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such procedure with any other action which may have been or will be brought in any other court by Tenant or Landlord.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, or have caused the same to be executed as of the data first above written.

Signed, sealed and delivered in the presence of:

LANDLORD:

LAKESIDE IV, LLC

By: Delma Lakeside Plaza IV, Corp.
Its: Managing Member

By: ____________________
Name: Anthony Milelli
Title: Executive Vice President

____
Print Name: SUZANNE MILANA

____
Print Name: BLANDA SANTIAGO

TENANT:

THE SINGING MACHINE COMPANY, INC.

By: ____________________
Print Name: GARY ATKINSON
Title: CEO

____
Print Name: LIONEL MARQUIS

____
Print Name: BERNARDO MELO

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EXHIBIT A

SITE PLAN OF PREMISES

2nd FLOOR

Suite 2900



AM Landlord

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EXHIBIT B

LANDLORD'S WORK

Tenant has inspected the Premises and accepts it in AS-IS condition except Landlord shall perform the following work to the leased Premises according to building standard and Exhibit B-1 attached:

1. Paint the Premises using up to two colors from the building standard finishes selected by Tenant;
2. Shampoo the carpet and clean the flooring in the Premises;
3. Replace glass window (without etched glass) in the conference room;
4. Remove two (2) existing interior offices (see Exhibit B-1), carpet to be patch repaired and header to remain in the ceiling where walls are removed;
5. Glass panels to be installed in four offices along the exterior of the Building. Landlord may use existing glass panels from walls removed pursuant to item #4 above, provided panel size is similar to those already existing in the Premises;
6. Replace stained, or damaged ceiling tiles where needed; and
7. Premises shall be delivered in good working condition, i.e. all doors, lights, HVAC, electrical outlets, etc. shall operate properly.
8. Add outlet in conference room for wall mounted TV. Add support(s) to wall if needed.

Tenant shall have the use of the furniture, chairs, cubicles, desks, etc. (the "Furniture and Fixtures") contained within the Premises at no additional charge. Said Furniture and Fixtures are to remain in the Premises and returned to Landlord, in the same condition with only normal wear and tear, at the expiration of the Lease Term. Landlord does not warrant or guarantee the Furniture and Fixtures within the Premises.

Landlord shall remove any unwanted Furniture and Fixtures from the Premises.

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Tenant

EXHIBIT B-1

Premises Floor Plan
Landlord's Work


SUITE 2900
4,021 R.S.F.

- create more open area
  - fix flooring, ceiling, lights etc.
- ☐ = install 4 windows to let light into open area [size/shape tbd]

AM Landlord

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EXHIBIT C

RULES AND REGULATIONS

FOR

LAKESIDE PLAZA OFFICE BUILDING

1. Security. Landlord may from time to time adopt appropriate surveillance systems and procedures for the protection or safety of the Building, including any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto. Tenant covenants not to do anything which may in any way impair or restrict the security of the Building.

2. Keys. The charge for each additional and or replacement key is $5.00 and the charge for each additional and or replacement access card is $5.00. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant. At the end of the Lease Term, Tenant shall promptly return to Landlord all keys for the Premises, or any other portions of the Building which are in the possession of Tenant.

3. Repair, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building. Tenant shall not clean nor permit the exterior cleaning of any windows or doors for the Premises, except in strict conformity with applicable law and the consent of Landlord.

4. Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects, or property not required for business purposes.

6. Heavy Articles. Tenant shall not place in or move about the Premises, without Landlord's prior written consent, any file cabinet, safe or other heavy article which, in Landlord's reasonable opinion, may damage the foundation, floors, ceilings, columns, or other structural components of the Building, and Landlord may designate the location of any such heavy articles in the Premises. Business machines and other office equipment shall be placed and maintained by Tenant at Tenant's expense in a fashion which, in Landlord's sole discretion, shall be sufficient to absorb and prevent unreasonable vibration, noise and annoyance emanating therefrom.

7. Bicycles, Animals. Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

8. Deliveries. Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares and merchandise to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries. Tenant may, subject to changes from time to time instituted by Landlord, move freight, furniture, bulky matter and other material into or out of the Premises on Saturday, between the hours of 8:00 a.m. and 1:00 p.m., or later, provided Tenant pays the additional cost incurred by Landlord for expenses arising out of overtime for security personnel in connection with Tenant's move, and, at least two (2) days prior to such move, Landlord requests that Tenant deposit with Landlord,

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as security for Tenant's obligation to pay such additional cost, a sum which Landlord reasonably estimates to be the amount of such additional cost, then Tenant shall deposit such sum with Landlord as security for such cost.

9. Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

10. Food and Beverages. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with Landlord's prior written consent and, in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing Food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. No vending machines of any type shall be allowed in the Premises without the prior written consent of Landlord.

11. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

12. Obstructions. Tenant shall not obstruct, impede or place anything in or on the sidewalks, entrances, passages, courts, stairways, driveways or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction of thing caused or placed by Tenant (and unauthorized by Landlord) without notice or obligation to Tenant. If the Premises is situated on the ground floor to with direct access to the street, then Tenant shall, at Tenant's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from debris.

13. Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building, or which will impair the comfort and convenience of other tenants in the Building. Tenant shall not make, nor permit to be made from its Premises, any unseemly or disturbing noises, or interfere with other tenants or other invitees, and shall immediately abate such action or inaction at the request of Landlord.

14. Employees, Agents and Invitees. As applicable in these Rules and Regulations, the term "Tenant" shall include Tenant's employees, agents and invitees, as well as others permitted by Tenant to use or occupy the Premises.

15. Parking. If Landlord designates tenant parking areas in or adjoining the Building, Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such parking areas designated from time to time by Landlord pursuant to the Lease. Landlord may itself, or through any agent designated for such purpose, make, administer and enforce additional rules and regulations regarding parking by tenants and by their employees or agents in the Building, including, without limitation, rules and regulations permitting Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

16. Pest Control. In order to maintain satisfactory and uniform pest control throughout the Building, Landlord shall engage for the Premises a qualified pest extermination contractor, who shall perform pest control and extermination services in the Premises at such intervals as reasonably required, or as may be directed by Landlord.

17. Normal Business Hours. The initial normal business hours of the Building shall be the hours from 7:00 a.m. to 6:00 p.m., Mondays through Fridays, and the hours from 8:00 a.m. to 1 p.m., Saturdays; provided, however, prior to each calendar year, Landlord shall inform each of the tenants which holidays the Building will not be open to the public. Tenant shall have 24 hour, 7 days per week access. All doors are accessed by a security card system after normal business hours.

AM Landlord

ga Tenant

18. Signs. No signs, advertisements or notices shall be painted or affixed on or to any window, door, corridor or other part of the Building, including Common Areas, except as shall be first approved in writing by Landlord. Landlord shall have the sole discretion as to approval of all Building signs, including any of Tenant's, which are affixed to, or are visible from any of the common Areas. Landlord shall impose design and size specifications, all of which may be amended from time to time by Landlord, at its sole discretion. Tenant is prohibited from exhibiting any hand-written signs.

19. Windows. The windows in the Premises shall not be covered or obstructed by Tenant in any fashion, nor shall any bottles, parcels or other articles be placed on the window sills within the Premises. No articles shall be thrown or discarded through the windows or other openings leading from the Premises.

20. Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall, at its own expense, install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

21. Dangerous or Immoral Activities. Tenant shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

22. Overtime HVAC. Overtime air is billed at $25.00 per hour.

23. Miscellaneous.

A. Corridor doors, when not in use, shall be kept closed.

B. Tenant shall lock all office doors leading to corridors and to turn out all lights at the close of its working day.

C. Tenant shall not tamper with nor attempt to adjust temperature control thermostats in the Premises. Landlord shall adjust thermostats to maintain required temperatures for heating, ventilating and air conditioning.

D. Tenant agrees to comply with any measures instituted for the security of the Building, which may include the signing in or out in a register in the building lobby, after hours, on weekends, or otherwise.

E. No flammable or explosive fluids or substances may be kept, or used, within the Building, except in designated areas, if any, which are approved by Landlord in writing.

24. Changes to Rules & Regulations. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as it, in its sole discretion, shall from time to time require for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants, including their agents, employees and invitees. These rules and regulations, as amended, shall be binding upon Tenant in a like manner as if included within the provisions of the Lease agreement from the inception of the Lease Term.

AM Landlord

GA Tenant

EXHIBIT D

SCHEDULE OF ADJUSTMENTS IN FIXED ANNUAL RENT

The term of this Lease shall be sixty-four (64) months and shall begin on the earlier of September 1, 2011 or the date Tenant takes possession of the Premises or any portion thereof (in accordance with Section 1(B) and 3(B).

The rent rates and Fixed Annual Rent (stated monthly) during the initial term shall be:

PERIOD	BASE RENT/S.F./YEAR	BASE RENT/YEAR (PRORATED)	BASE RENT/MONTH
9/1/2011 – 11/30/2011	$0.00	$0.00	$0.00
12/1/2011 – 8/31/2012	$14.00	$42,220.50	$4,691.17
9/1/2012 – 10/31/2012	$0.00	$0.00	$0.00
11/1/2012 – 8/31/2013	$14.35	$48,084.46	$4,808.45
9/1/2013 – 8/31/2014	$14.71	$59,143.88	$4,928.66
9/1/2014 – 8/31/2015	$15.08	$60,622.48	$5,051.87
9/1/2015 – 8/31/2016	$15.45	$62,138.04	$5,178.17
9/1/2016 – 12/31/2016	$15.84	$21,230.05	$5,307.62

AM Landlord

GJ Tenant

EXHIBIT E

TENANT'S WORK

INTENTIONALLY DELETED

AM Landlord

ga Tenant

EXHIBIT F

COMMENCEMENT DATE AGREEMENT

DATE OF THIS AGREEMENT: ____________________, ______

TENANT: ______________________________

LANDLORD: LAKESIDE IV, LLC

DATE LEASE SIGNED: ________________________, ______

LEASED PREMISES: SUITE _____

COMMENCEMENT DATE: ________________________, ______

EXPIRATION DATE: ________________________, ______

Tenant hereby accepts the above-described Premises as meeting the requirements for the Commencement Date under the Lease. The above-described Lease Term commences and expires on the dates set forth above. All terms and conditions of the Lease are in full force and effect as of the date of this Commencement Date Agreement.

Sincerely yours,

LAKESIDE IV, LLC

BY: Delma Realty Services III, LLC
Its Property Manager

By: ____________________________________
Name Printed: ____________________________
Title: __________________________________

ACCEPTED AND AGREED:

TENANT: ______________________________

By: ____________________________________
Name Printed: ____________________________
Title: __________________________________
Date: __________________________________

AM Landlord

Ga Tenant

RIDER 1

OPTION TO RENEW

1. Option to Extend. Subject to the provisions set forth below, the term of the Lease may be renewed, at the option of Tenant (the "**Renewal Option**"), for **one additional period of five (5) years** (the "**Renewal Term**"). The Renewal Term will be subject to the same terms, covenants and conditions contained in the Lease, except (i) the rent abatement rights and the rent credit granted under this Lease will not apply to the Renewal Term **(unless otherwise agreed to)**; and (ii) the fixed annual Base Rent due for such Renewal Term will be as set forth in this Rider 1. Any reference in the Lease to the "Term" of the Lease will be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant will be deemed to have accepted the Premises in "As-Is" condition as of the commencement of the Renewal Term, it being understood that Landlord will have no obligation to renovate or remodel the Premises or any portion of the Building, or provide any allowance therefore, as a result of Tenant's renewal of the Lease. Tenant will have no renewal option beyond the aforesaid five year (5) period.

(a) The fixed annual Rent during the Renewal Term will be at a rate equal to the then fair market rent, as negotiated and agreed upon by Landlord and Tenant for a term equal or comparable to the Renewal Term, taking into account the size of space, location of the space within the Building, signage rights, age, location of the Building, quality of the Building, and length of term. Tenant's obligation to pay Tenant's Proportionate Share of Real Estate Taxes and Assessments, and Building Operating Costs, will continue during the Renewal Term.

(b) In order to exercise the Renewal Option, Tenant must first deliver to Landlord written notice no later than **six (6) months** before the Expiration Date of the Lease Term, in which Tenant expresses its intention to exercise or interest in exercising such option to renew and requesting Landlord's determination of fair market rent for the Premises for the Renewal Term. Within thirty (30) days thereafter, Landlord will notify Tenant ("**Landlord's Renewal Notice**") of Landlord's calculation of the fair market rent for the Premises, which calculation will reflect the market rate that would be payable per annum for a term commencing on the first day of the Renewal Term. If Tenant fails to give written notice when due as provided in this Rider, Tenant will irrevocably be deemed to have waived its option to renew.

(c) During the thirty (30) day period following Landlord's delivery of Landlord's Renewal Notice, Landlord and Tenant will negotiate the fair market rent for the Renewal Term. If Landlord and Tenant reach an agreement upon such rental within such time, then within such thirty (30) day period the parties will enter into an amendment to the Lease reflecting the renewal of the Lease and the rental and other terms therefore. If Landlord and Tenant do not agree upon such rental and allowance within such time or do not enter into such amendment to the Lease within such 30-day period reflecting the renewal of the Lease and the rental and other terms therefore, Tenant's right to renew the Lease pursuant to this Rider 1 will be null and void. Time is of the essence with respect to the giving of all notices under this Rider 1 and execution of such amendment.

(d) Except as otherwise agreed by Landlord in Landlord's sole and absolute discretion, Tenant's right to exercise the Renewal Option pursuant to this Rider 1 is subject to the following conditions: (i) that on the date that Tenant delivers notice of its election to exercise its option to renew, and at the commencement of the applicable Renewal Term, no **uncured** default by Tenant exists under the Lease; (ii) that Tenant has not been in Monetary Default (hereinafter defined) under the Lease two (2) or more times during the Lease Term (For purposes of this Lease, a "Monetary Default" means the failure of Tenant to pay any rent or any other sums of money due under the Lease within three (3) days after notice from Landlord which has been evidenced by the issuance by Landlord to Tenant of a statutory notice in accordance with applicable law); and (iii) that Tenant has not assigned the Lease.

AM Landlord

CR Tenant

RIDER 2

OPTION TO SURRENDER

Provided that Tenant is not in default of the Lease at the time of Tenant's exercise of the Surrender Option (as defined herein), Tenant shall have the **one time right after expiration of the thirty-sixth (36th) month** of the Lease Term and upon **six (6) months prior written notice** to Landlord to surrender (the "**Surrender Option**") all of the rentable square footage of the Premises to Landlord, in which event the Lease Term shall cease and the parties shall have no further obligations under the Lease. Notwithstanding anything contained herein to the contrary, in the event Tenant timely elects to exercise the Surrender Option, Tenant shall pay to Landlord not later than thirty (30) days prior to the surrender date, a penalty fee equal to one months Base Rent and Operating Expenses, unamortized rent abatement otherwise due during the rental abatement period and the unamortized tenant improvements **(which total cost of tenant improvements will be provided by Landlord upon completion of said improvements)** and brokerage commissions actually paid to Broker and Co-Broker (as defined herein) applicable to the remaining term on the lease following the effective date of the proposed , utilizing an eight percent (8%) annual interest rate.

AM Landlord

GG Tenant